Exhibit 21.1

                      Subsidiaries of Tejas Gas Corporation
                              (as of March 1, 1996)
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NAME                                                   STATE OF ORGANIZATION

Tejas Alliance Holding Company                                    Delaware
  Tejas Alliance GP Company                                       Delaware
  Tejas Alliance Energy Company                                   Delaware
  Tejas Alliance Resources Company                                Delaware
Tejas-Acadian Holding Company                                     Delaware
  Tejas Gas Corp.                                                 Nevada
      Tejas Hydrocarbons Company                                  Nevada
          Tejas Gas Transmission Company                          Texas
      Tejas Gas Systems, Inc.                                     Texas
      Hydrocarbon Development Corp.                               Texas
          Tejas-Gulf Corporation                                  Texas
      Tejas Gas Holding, Inc.                                     Delaware
          Tejas Gas International Ltd.                            Cayman Islands
          Tejas Gas de Colombia Ltd.                              Cayman Islands
          Gulf Energy Development Corporation                     Delaware
             Gulf Energy Pipeline Company                         Delaware
             Gulf Energy Marketing Company                        Delaware
             Gulf Energy Liquids Company                          Nevada
             Gulf Energy Gas Company                              Delaware
             Gulf Energy Gathering & Processing Corporation       Delaware
             Valley Gas Transmission, Inc.                        Delaware
                 Bay City Realty, Inc.                            Texas
      East Texas Industrial Gas Company                           Texas
          Cypress-Sabine Gas Company                              Texas
      Stellman Transportaion Company                              Texas
  Acadian Gas Corporation                                         Nevada
      Acadian Acquisition Corporation                             Delaware
          LEDCO Acquisition Company, Inc.                         Delaware
             LEDCO Inc.                                           Louisiana
                 Louisiana State Gas Corporation                  Louisiana
                 LEDCO Gas Gathering, Inc.                        Louisiana
                 Delta Gas, Inc.                                  Louisiana
                 NorthCan Energy, Inc.                            Canada
      Acadian Consulting Corporation                              Delaware
      MCN Acadian Gas Pipeline Corp.                              Delaware
      MCN Pelican Interstate Gas Corp.                            Delaware
      MCN Pelican Transmission Corp.                              Delaware
      TXO-Acadian Gas Pipeline Corp.                              Delaware
      Evangeline Gulf Coast Gas Corporation                       Texas
          Acadian Gas Group Partnerships (1):
             Acadian Gas Pipeline System                          Delaware
             Calcasieu Gas Gathering System                       Texas
             Neches Pipeline System                               Delaware
             Pelican Transmission System                          Texas
             Pontchartrain Natural Gas System                     Texas
             Spindletop Gas Distribution System                   Texas
      Tejas-Magnolia Energy, L.L.C.(2)                            Delaware
  Tejas Natural Gas Company                                       Nevada
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      Tejas Gas Pipeline Company                                  Nevada
      Tejas Pipeline Holding Company                              Nevada
          Tejas North Pipeline Partnership  (3)                   Delaware
          Tejas South Pipeline Partnership  (3)                   Delaware
      Tejas Gas Services Company                                  Nevada
      Tejas Gas Marketing Company                                 Nevada
      Cypress Gas Pipeline Company                                Delaware
      Cypress Gas Marketing Company                               Delaware

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(1) The partnership interests in the Acadian Gas Group partnerships are owned by subsidiaries of Acadian Gas Corporation.

(2) The common equity interests in Tejas-Magnolia Energy, L.L.C. are held by MCN Pelican Interstate Gas Corp. and Pontchartrain Natural Gas System.

(3) The partnership interests in the pipeline partnerships are held by Tejas Gas Pipeline Company and Tejas Pipeline Holding Company.
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